AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Notice of Annual Meeting of Shareholders

To Be Held on May 9, 2006

Dear Shareholders:

The Annual Meeting of Shareholders of Ameritrans Capital Corporation ("Ameritrans" or the "Company") will be held at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York, on Tuesday, May 9, 2006, at 10:00 a.m., to consider and act upon the following matters:

.

To elect directors, nine (9) to be elected by holders of both the Company's common stock, $.0001 par value (the "Common Stock"), and its 9 ⅜% participating preferred stock (the "Participating Preferred Stock"), voting together as a single class, and two (2) directors to be elected only by the holders of the Participating Preferred Stock, all to serve until the next Annual Meeting and until their successors are chosen and qualified;

.

To ratify and approve the selection by the Board of Directors of Rosen Seymour Shapss Martin & Company LLP as the Company's independent public accountants for the fiscal year ended June 30, 2006;

3.

To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of our authorized Common Stock from 5,000,000 shares to 10,000,000 shares; and

4.

To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on April 3, 2006 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Margaret Chance

MARGARET CHANCE, Secretary

April 7, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Proxy Statement for

Annual Meeting of Shareholders

May 9, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2006 and at any adjournment of that meeting.  In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Margaret Chance, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about April 7, 2006.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger. The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

VOTING SECURITIES

The Board of Directors has fixed April 3, 2006, as the record date for the determination of Shareholders entitled to vote at the Annual Meeting.  As of March 24, 2006, there were 3,401,2081 shares of the Company’s Common Stock, $.0001 par value, and 300,000 shares of Participating Preferred Stock outstanding.  The following table sets forth certain information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding Common Stock as of March 24, 2006, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED	PERCENTAGE OF(A) OUTSTANDING COMMON STOCK OWNED	NUMBER OF SHARES OF PARTICIPATING PREFERRED STOCK OWNED	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED
*Gary C. Granoff	363,825 (1)	10.70%	7,038(a)	2.35%
*Ellen M. Walker	24,574 (2)	**	**	**
*Lee A. Forlenza	47,898 (3)	1.41%	1,000	**
*Steven Etra	144,056 (4)	4.24%	**	**
Allen Kaplan	15,020 (5)	**	**	**
John R. Laird	8,100 (6)	**	**	**
Howard F. Sommer	8,000 (7)	**	**	**
Wesley Finch	40,788 (8)	1.20%	10,000	3.33%
*Michael Feinsod 767 Third Avenue, 16th Floor New York, New York 10017	214,700 (9)	6.31%	**	**
*Margaret Chance	10,590 (10)	**	220(b)	**
*Silvia Mullens	6,700 (11)	**	**	**
Mitchell Partners L.P. 3187-D Airway Avenue Costa Mesa, CA 92626	289,210(12)	8.50%	21,900	7.3%
Performance Capital, L.P. 767 Third Avenue, 16th Floor New York, NY 10017	336,375(13)	9.89%	**	**
Prides Capital Fund I, L.P. 200 High Street, Suite 700 Boston, MA 02110	1,068,375(14)	31.41%	**	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	11,184(15)	**	**	**
All Officers and Directors, as a group (11 persons)	895,435	26.33%	40,158	13.39%

(A)

Ownership percentages are based on 3,401,208 shares of Common Stock outstanding as of March 24, 2006. Under the rules of the SEC, shares of common stock that an individual has a right to acquire within 60 days from March 24, 2006, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*

Gary C. Granoff, Ellen M. Walker, Steven Etra, Margaret Chance, Silvia Mullens, Lee Forlenza, Michael Feinsod, Performance Capital and Prides Capital Partners are each "interested persons" with respect to Ameritrans, as such term is defined in the 1940 Act.

**

Less than 1%.

(1)

Includes (i) 153,180 shares of common stock, $.0001 par value (the "Shares") owned directly by Mr. Granoff; (ii) 3,300 warrant exercisable for five years into one Share at an exercise price of $6.70 (the "Public Warrants"); (iii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iv) 261 Shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (v) 78,584 Shares and 500 Public Warrants owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (vi) 12,000 Shares and 1,000 Public Warrants owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vii) 67,100 Shares, 1800 Public Warrants, and 2,500 Shares issuable upon the exercise of five (5) year warrants issued pursuant to the Company's July 29, 2005 Offering of Common Stock and Warrants (the "Private Offering Warrants") held by Mr. Granoff in various IRA or pension accounts, and (viii) 26,700 Shares issuable upon exercise of five-year options issued under the 1999 Employee Plan.  Excludes (A) 12,937 Shares, and 1,000 Public Warrants owned directly by Leslie Granoff, Mr. Granoff’s wife, of which Shares he disclaims beneficial ownership; and (B) 47,855 Shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff’s wife, where Mr. Granoff serves as Treasurer.

(a)

Includes (i) 500 shares of Participating Preferred Stock, owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 5,538 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts.  Excludes 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff’s wife, of which Shares he disclaims beneficial ownership.

(2)

Includes (i) 14,374 Shares held directly by Ms. Walker, (ii) 200 Shares held by Ms. Walker as custodian for her son, Paul; and (iii) 10,000 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.  Excludes 22,800 Shares held by various trusts of which Ms. Walker is a trustee and as to which she disclaims beneficial ownership (Gary C. Granoff retains a reversionary interest in 21,000 of such Shares).

(3)

Includes (i) 35,218 Shares held directly by Mr. Forlenza, (ii) 3,230 Shares held for the benefit of Mr. Forlenza's IRA, (iii) 700 Public Warrants, and (iv) 8,750 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.

(4)

Includes (i) 23,294 Shares held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra’s wife; (iv) 35,990 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (vi) 10,000 Shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; and (vii) 8,750 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.

(5)

Includes (i) 5,000 Shares held directly by Mr. Kaplan and (ii) 10,020 Shares issuable upon the exercise of five-year options issued under the Director Plan.

(6)

Includes 100 Shares owned directly by Mr. Laird and 8,000 Shares issuable upon exercise of five-year options issued under the Director Plan.

(7)

8,000 Shares issuable upon exercise of five-year options issued under the Director Plan.

(8)

Includes (i) 19,871 Shares owned directly by Mr. Finch; (ii) 10,917 Shares issuable upon exercise of five-year options issued under the Director Plan; and (iii) 10,000 Public Warrants.  Excludes (A) 6,000 Shares owned directly by Mr. Finch’s wife as to which he disclaims beneficial ownership and (B) 26,300 Shares held by the Tudor Trust, a grantor trust, of which Mr. Finch is the grantor, Mr. Finch’s wife and their two children are the beneficiaries, and Mr. Finch’s wife is one of the two trustees.  Mr. Finch disclaims beneficial ownership of the trust’s 26,300 Shares.

(9)

Includes (i) 202,200 Shares held by Infinity Capital Partners, L.P., (2) 10,000 Shares held by Shoulda Partners, L.P., and (3) 2,500 Shares issuable to Shoulda Partners upon the exercise of the Private Offering Warrants.  Mr. Feinsod is a newly appointed director of the Company.  He is also a controlling person of Infinity Capital Partners L.P. and a general partner of Shoulda Partners, L.P.

(10)

Includes (i) 1,200 Shares owned directly by Ms. Chance, (ii) 200 Shares held by Ms. Chance as custodian for her daughter, Alexis Chance, (iii) 50 Shares held directly by her daughter, Alexis Chance, (iv) 2,220 Shares held by Ms. Chance in various IRA or pension accounts, (v) 220 Public Warrants, and (vi) 6,700 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.

(b)

Participating Preferred Stock held in a pension account.

(11)

6,700 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.

(12)

Includes 274,210 shares owned directly by Mitchell Partners L.P. and 15,000 shares issuable to Mitchell Partners upon the exercise of the Private Offering Warrants.

(13)

Includes (i) 188,210 Shares owned directly by Performance Capital, L.P., (ii) 47,053 Shares issuable to Performance Capital, L.P. upon the exercise of the Private Offering Warrants, (iii) 80,890 Shares held by Performance Capital II, L.P., and (iv) 20,222 Shares issuable to Performance Capital II, L.P. upon the exercise of the Private Offering Warrants.

(14)

Includes (i) 854,700 Shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 Shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Prides Capital Partners, LLC is the sole general partner of Prides Capital Fund I, L.P.  Murray A. Indick, a nominee to the board of directors of the Company is a Partner of Prides Capital Partners, LLC.

(15)

Includes (i) 4,774 Shares owned directly by Mr. Wolpert, (ii) 1,069 Shares issuable to Mr. Wolpert upon the exercise of the Private Offering Warrants, (iii) 4,273 Shares held by Belle Harbour Capital, L.L.C., and (iv) 1,068 Shares issuable to Belle Harbour Capital upon the exercise of the Private Offering Warrants.  Mr. Wolpert is a newly appointed director of the Company.

Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

For as long as certain persons listed above hold five percent (5%) or more of the Company's outstanding Common Stock, they will be deemed "affiliated persons" of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On December 19, 2005, upon the recommendation of all of the Disinterested Directors, the Board approved increasing the size of the Board from nine (9) directors to eleven (11) directors.  Upon the recommendation of all of the Disinterested Directors, the Board nominated Murray A. Indick and Heidi J. Sorvino to stand for election to the Board at this Annual Meeting.  At this Annual Meeting, eleven (11) directors are to be elected to hold office until the annual meeting of shareholders next ensuing after their election and until their respective successors are elected.  Nine (9) directors are to be elected by the holders of both the Company's Common Stock and its Participating Preferred Stock, voting together as a single class, and two (2) directors are to be elected only by the holders of the Company's Participating Preferred Stock.

Directors are to be elected by a majority of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on directors.  Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties.  It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.  All of the persons named below have agreed to serve if elected.

OFFICER, DIRECTOR AND NOMINEE BIOGRAPHIES

Nominees to be elected by holders of the Common Stock and the Participating Preferred Stock:

Gary C. Granoff, age 58, has been President and a director of Ameritrans since its formation and of Elk since its formation in July 1979 and Chairman of the Board of Directors since December 1995. Mr. Granoff has been a practicing attorney for the past 32 years and is presently an officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida and is admitted to the United States District Court of the Southern District of New York. Mr. Granoff is also President and a stockholder of GCG Associates, Inc. ("GCG"), Elk's former investment adviser. He has served as President and the sole stockholder of Seacrest Associates, Inc., a hotel operator, since August 1994.  Mr. Granoff has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc. from September 1999 through May 2003. In February 1998, Mr. Granoff was elected to and served as a trustee on the Board of Trustees of The George Washington University for a term which expired on June 30, 2003.  In June 2005, Mr. Granoff was re-elected to and currently serves as, a trustee on the Board of Trustees of The George Washington University for a term which expires in June 2009.  Mr. Granoff also serves as a Trustee of the Parker Jewish Institute for Healthcare and Rehabilitation. Mr. Granoff holds a Bachelor of Business Administration degree in Accounting and a Juris Doctor degree (with honors) from The George Washington University.

Ellen M. Walker, age 50, has been a Vice President, and a director of Ameritrans since its formation and a Vice President and General Counsel of Elk since July 1983. In August 2000, Ms. Walker was elected to be the Executive Vice President of the Company. She was a director of Elk from July 1983 to August 1994, and has been a director of Elk since 1995. Ms. Walker has been a practicing attorney for more than twenty-five years and she is presently an officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C. Ms. Walker is a member of the Bar of the State of New York and she is admitted to the United States District Court of the Southern District of New York. Since August 1983 Ms. Walker has been Vice President of GCG.  Ms. Walker received a Bachelor of Arts degree from Queens College and obtained her Juris Doctor degree with honors from Brooklyn Law School.

Steven Etra, age 56, has been a Vice President and a director of Ameritrans since its inception, a Vice President of Elk since January 1999, and a director of Elk since November 1995. Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra's family for more than seventy-five years.  Mr. Etra has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro- Clean of America, Inc. since March 1999.  Mr. Etra has extensive business experience in investing in emerging companies.

Michael Feinsod, age 35, was appointed to the Board on December 21, 2005.  Since 1999, Mr. Feinsod has been a managing member of Infinity Capital, LLC, an investment management company which beneficially owns 5.94% of the outstanding Shares of the Company.  From 1997 to 1999, Mr. Feinsod worked as an analyst and portfolio manager for Mark Boyar & Company, Inc.  Mr. Feinsod is admitted to practice law in New York and was an associate in the corporate law department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997.  Mr. Feinsod previously served on the Board of Directors of Asta Funding, Inc., a consumer receivable asset management company.  Mr. Feinsod holds a Juris Doctorate degree from Fordham University School of Law and a Bachelor of Arts from George Washington University.

Allen Kaplan, age 55, has been a director of Ameritrans since its inception and a director of Elk since November 1995. Mr. Kaplan has been since November 1986, Vice President and Chief Operating Officer of Team Systems, Inc., a company which manages and operates more than 200 New York City medallion taxis. Mr. Kaplan is currently Vice President of the Metropolitan Taxicab Board of Trade, a trade association consisting of 22 member fleets representing 1,200 New York City medallions.

Wesley Finch, age 58, was elected to the Board of Directors September 2002. Mr. Finch is the principal of The Finch Group, a real estate development and management company, specializing in the management, restructuring and revitalization of affordable, subsidized and assisted housing. Over the last 20 years, The Finch Group has developed, or advised government entities, on more than $1.5 billion of low-income housing. During 1992-1993, Mr. Finch served as a member of President Clinton's transition team at the U.S. Department of Housing and Urban Development. Previously, Mr. Finch served as Finance Chairman for U.S. Senator John F. Kerry's 1984 campaign, and as the Chairman of Senator Kerry's successful 1990 and 1996 campaigns. In addition, during 1987-1988, Mr. Finch was the National Coordinating Chairman of the Democratic Senatorial Campaign Committee, a legal extension of the U.S. Senate. Mr. Finch earned his bachelors degree in accounting from the Bernard M. Baruch School of the City College of New York, and is a non-practicing certified public accountant (CPA).

Ivan J. Wolpert, age 40, was appointed to the Board on December 21, 2005.  Mr. Wolpert is a principal and founder of Belle Harbour Capital, LLC, a real estate fund that has extended over $20 million of loans to builders throughout New York and New Jersey.  He has substantial experience in all aspects of the real estate industry and currently owns over 600 residential units and 285,000 square feet of commercial property.  After graduating from law school, he practiced real estate law for 11 years and completed his legal career as Of Counsel at Paul, Hastings, Janofsky & Walker LLP.  During the past three years Mr. Wolpert has acquired over 300 residential units and 200,000 square feet of commercial office space and was the recipient of the Associated Builders and Owners of Greater New York’s 2004 Management Company of the Year award.  Mr. Wolpert holds a Juris Doctorate degree from St. John’s University and a Bachelor of Arts from Tufts University.

Murray A. Indick, age 47, is a nominee to the Board.  Mr. Indick is a co-founder of Prides Capital Partners, LLC, an investment firm specializing in strategic block, activist investing in the small- and micro-cap arena.  Prior to joining Prides Capital, Mr. Indick was partner/general counsel at Blum Capital, which he joined in 1997. Prior to joining Blum Capital, Mr. Indick was a partner in the Washington, D.C., office of Dechert Price & Rhoads.  Mr. Indick practiced law for 10 years with Wilmer, Cutler & Pickering in Washington, D.C.  Mr. Indick earned a B.A. from the University of Pennsylvania and a J.D. from the Georgetown University Law Center.

Heidi J. Sorvino is a nominee to the Board.  Ms. Sorvino is a Member in the Financial Restructuring and Bankruptcy Group at Arent Fox PLLC.  Ms. Sorvino represents secured creditors, creditors committees and debtors and has handled various bankruptcy situations including cash collateral orders, debtor-in-possession financing, automatic stay relief, plan negotiations, sales of assets, preference and fraudulent conveyance actions and trading in claims.  Ms. Sorvino is a member in the American Bankruptcy Institute and the American Bar Association. Ms. Sorvino is also an active member of the International Women’s Insolvency and Restructuring Confederation.  Ms. Sorvino holds a Juris Doctorate degree from St. John's University, a Masters of Social Work degree from New York University Graduate School of Social Work, and a Bachelor of Arts from Hamilton College.

Nominees to be elected by holders of the Participating Preferred Stock only:

John R. Laird, age 63, has been a director of Ameritrans and of Elk since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. ("Shearson"). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer.  Mr. Laird received a B.S. in finance and an M.B.A. from Syracuse University and attended the Advanced Management Program at Harvard Business School.

Howard F. Sommer, age 65, has been a director of Ameritrans and of Elk since January 1999.  Mr. Sommer is currently Chief Administrative Officer and Chief Financial Officer of Circa Inc., a nationally-based buyer of pre-owned jewelry.  Mr. Sommer was President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, from 1995 to 2005.  Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971.  Mr. Sommer was also a member of the board for the National Association of Small Business Investment Companies, serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994.  He received a B.S. in electrical engineering from City College of New York and attended the Graduate School of Business at New York University.

The Board Recommends a vote FOR the election of the nominees named in this Proxy Statement.

The following is information regarding additional officers of the Company:

Silvia Maria Mullens, age 54, has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Prior to joining Elk, she was the Legal Coordinator for Castle Oil Corporation from September 1991 through June 1993 and from June 1993 through January 1994, a legal assistant specializing in foreclosures in the law firm of Greenberg & Posner. Ms. Mullens received a B.A. from Fordham University and an M.B.A. from The Leonard Stern School of Business Administration of New York University.

Margaret Chance, age 51, has been Secretary of Ameritrans since its inception and has been Secretary of Elk and involved in loan administration since November 1980. In August 2000, Ms. Chance was elected to be a Vice President of the Company. Ms. Chance is the office manager of Granoff, Walker & Forlenza, P.C. and has served as the Secretary of GCG, since January 1982. Ms. Chance holds a paralegal certificate.

Lee A. Forlenza, age 48, currently is the Senior Vice President of Ameritrans and ELK.  He has been a Vice President of Ameritrans since its formation and a Vice President of Elk since March 1992.  Until December 21, 2005, Mr. Forlenza served as a director of both Ameritrans and Elk. In August 2000, Mr. Forlenza was elected to be Senior Vice President of the Company. Mr. Forlenza has been a practicing attorney since February 1983 and is presently an officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C.  Mr. Forlenza was Vice President of True Type Printing, Inc. from 1976-1995 and has been President since May 1995. From 1983 through 1986 Mr. Forlenza was an attorney with the SBA. Mr. Forlenza graduated Phi Beta Kappa from New York University and obtained his Juris Doctor degree from Fordham University School of Law.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings by Ameritrans Capital Corporation (the "Company") under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process.  As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee in the past year.  The Audit Committee of the Board of Directors (the "Board") for fiscal year ended June 30, 2005 was composed of three (3), non-management, independent directors selected by the Board: Paul Creditor, Howard F. Sommer and John R. Laird.  On October 1, 2005, Paul Creditor, a then independent director, married an officer of the Company, which in turn made him forego his independent status, thereby requiring him to resign from the Audit Committee.  The Audit Committee's financial expert is John Laird.  Effective as of December 21, 2005, the Audit Committee is composed of two (2) non-management independent directors:  Howard Sommer and John Laird.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's standards of business conduct.  The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process.  The Company's independent accountants, Rosen Seymour Shapss Martin & Company LLP ("RSSM"), are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

.

The Audit Committee has reviewed and discussed the audited financial statements with the Company's management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

.

The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by SAS 61, as amended or supplemented.

.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as amended or supplemented, and has discussed the independence of the independent accountants.

.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully Submitted:

John R. Laird, Director and Financial Expert

Howard F. Sommer, Director

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock ("Reporting Persons"), to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of March 1, 2006, all changes in beneficial ownership have been disclosed to the SEC as required by Section 16(a) of the 1934 Act, certain Reporting Persons failed to timely disclose changes in beneficial ownership with the SEC.

CHANGES IN CONTROL

There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the directors and executive officers of Ameritrans:

Name	Address	Position
Gary C. Granoff(1)(2)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	President, Chief Executive Officer, Chief Financial Officer, and Director
Lee Forlenza(2)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Sr. Vice President
Ellen M. Walker(1)(2)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Executive Vice President and Director
Steven Etra(2)	55-25 58th Street Maspeth, New York	Vice President and Director
Margaret Chance(2)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Vice President and Secretary
Silvia M. Mullens(2)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Vice President
Allen Kaplan	c/o Team Systems 30-17 40th Avenue Long Island City, New York	Director
Michael Feinsod(2)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Director
Ivan Wolpert	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Director
John Laird	481 Canoe Hill Road New Canaan, Connecticut	Director
Howard F. Sommer	139 East 63rd Street New York, New York 10021	Director
Wesley Finch	c/o The Finch Group 1801 Clint Moore Road, Suite 210 Boca Raton, Florida 33487-2752	Director

(1)

Ms. Walker, Mr. Granoff and Mr. Forlenza are officers and shareholders in the law firm of Granoff, Walker & Forlenza, P.C.

(2)

Mr. Granoff, Ms. Walker, Mr. Etra, Ms. Chance, Ms. Mullens, Mr. Forlenza and Mr. Feinsod are each "interested persons" with respect to Ameritrans, as such term is defined in the 1940 Act.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The bylaws of the Company provide that the Board of Directors will consist of as many members as shall be determined by the shareholders or an affirmative vote of a majority of the members of the Board of Directors.  On December 16, 2005, the Board of Directors by Unanimous Written Consent, set the number of members at eleven (11).  Effective December 21, 2005, Paul Creditor and Lee Forlenza resigned  from the Board.  Michael Feinsod and Ivan Wolpert were appointed to fill their vacancies.  Currently, the Board is comprised of nine total members, with two additional nominees up for election at this Meeting. A majority of the current Board members (five) are not "interested persons" as defined in the 1940 Act.  A majority of the Board Members (six) to be elected at this Meeting are not "interested Persons" as defined in the 1940 Act.

CODE OF ETHICS

All directors, officers and employees of the Company must act ethically and in accordance with the Company's Code of Ethics (the "Code of Ethics"). The Code of Ethics satisfies the definition of "code of ethics" under the rules and regulations of the SEC and is available on the Company's website at www.ameritranscapital.com.  The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address:  Ameritrans Capital Corporation, 747 Third Avenue, 4th Floor, New York, New York 10017.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

Ameritrans has a standing Audit Committee, a standing 1999 Employee Plan Committee and a Compensation Committee.

The Audit Committee is presently comprised of, John Laird, and Howard Sommer.  The function of the Audit Committee is to review our internal accounting control procedures, review our consolidated financial statements, and review with the independent public accountants the results of their audit.  The Audit Committee held four (4) formal meetings during fiscal year 2005.  The Audit Committee's financial expert is John Laird.  Each Audit Committee member meets the independence requirements of the NASDAQ and SEC.

The 1999 Employee Plan Committee administers our 1999 Employee Plan.  The committee is comprised of Allen Kaplan and John Laird, neither of whom is an "interested person" as defined in the 1940 Act.  There was one formal meeting of the Employee Plan Committee during fiscal 2005.

The Compensation Committee reviews the Company's employment and compensation agreements with its employees.  The committee is comprised of Allen Kaplan and John Laird, neither of whom is an "interested person" as defined in the 1940 Act.  There was one formal meeting of the Compensation Committee during fiscal 2005.

The Board of Directors held three (3) formal meetings during fiscal 2005.  All of the Company's directors attended each of the meetings of the Board except that one director, Howard Sommer, missed one meeting.

EXECUTIVE COMPENSATION

The following table sets forth all remuneration for services rendered to the Company to (i) each of the executive officers and (ii) all executive officers as a group during the fiscal year ended June 30, 2005.  No non-employee director received compensation in excess of $60,000 during that period.

SUMMARY COMPENSATION TABLE

				Long-Term
	Annual Compensation			Compensation
Name and Principal Position	Year	Base Salary ($) (1)	Bonus ($)	Securities Underlying Options (#) (2)	All Other Compensation ($)(3)
Gary C. Granoff, President, Chief Executive Officer, Chief Financial Officer and Director	2005	321,500 (4)	15,000	13,350	32,625
Ellen M. Walker, Executive Vice President and Director	2005	131,017	--	5,000	19,628
Lee A. Forlenza, Senior Vice President(5)	2005	79,300	10,000	4,375	13,395
Steven Etra, Vice President and Director	2005	68,000	10,000	4,375	11,700
Silvia Mullens, Vice President	2005	106,180	20,000	3,350	18,927
Margaret Chance, Vice President and Secretary	2005	83,520	15,000	3,350	14,768

(1) Officers' salaries constitute a major portion of Elk's total "management fee compensation," which must be approved by the SBA.  The SBA has approved total officer and employee compensation of Elk in the amounts paid to date and for the projected amounts for the fiscal year ending June 30, 2005.  This amount includes officers' salaries, other salaries, employee benefits, insurance, and expenses.

(2) Grants of stock options received during the fiscal year.

(3) Amounts received under Simplified Employee Pension Plan.

(4) Does not include $35,000 of reimbursable expenses.

(5)  Mr. Forlenza resigned from the Board effective December 21, 2005.

COMPENSATION OF DIRECTORS

Ameritrans and Elk have a policy of paying their directors who are not employees fees for each meeting attended. Since September 24, 2004, Eligible Directors have been paid a fee of $1,000 for each meeting attended.  Prior to September 24, 2004, Eligible Directors were paid $750 for each meeting attended.  Since July 1, 1996, non-employee directors have been paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended. As of September 24, 2004, Ameritrans began paying the Audit Committee a fee for each committee meeting attended. Regular members of the Audit Committee are paid $1,000 for each meeting, and the head of the Audit Committee receives $1,250 for each meeting.  Fees and expenses paid to non-affiliated directors were, in the aggregate, $29,750 for the year ended June 30, 2002, $36,250 for the year ended June 30, 2003, $32,500 for the year ended June 30, 2004, and $31,250 for the year ended June 30, 2005.

The following table sets forth certain  information regarding individual stock option grants made during the last completed fiscal year to the named executive officers of the Company.

SUMMARY STOCK OPTION GRANT TABLE

 $23,625

Name	Number of Securities underlying the option	Percentage of total options granted to employees in fiscal year	(1) Exercise Price	Expiration Date	Potential value at assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Ellen M. Walker	5,000	14.7%	$4.50	October 29, 2009	5%	10%
						$24,750
Lee A. Forlenza	4,375	12.9%	$4.50	October 29, 2009	$20,672	$21,656
Steven Etra	4,375	12.9%	$4.50	October 29, 2009	$20,672	$21,656
Margaret Chance	3,350	10%	$4.50	October 29, 2009	15,829	$16,583
Silvia Mullens	3,350	10%	$4.50	October 29, 2009	$15,829	$16,583
Gary Granoff	13,350	39.5%	$4.95	October 29, 2009	$63,079	$66,083

(1)  The exercise price of these options is equal to the closing price of the Company’s Common Stock on the date of grant, as reported by the NASDAQ Capital Market.

(2)  The dollar amount under these columns are the results of calculations at the 5% and 10% rates set by the Commission and, therefore, are not intended to forecast possible future appreciations, if any, in the price of the underlying Common Stock.  No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

The following table sets for the certain information regarding individual stock option grants made during the six month period since the completion of the last fiscal year.

Name	Plan	Number	Exercise Price	Option Term	Grant Date
Ellen M. Walker	Employee Plan	5,000	$5.56	Five years	December 28, 2005 EXPIRE December 28, 2010
Lee A. Forlenza	Employee Plan	4,375	$5.56	Five years	December 28, 2005 EXPIRE December 28, 2010
Steven Etra	Employee Plan	4,375	$5.56	Five years	December 28, 2005 EXPIRE December 28, 2010
Margaret Chance	Employee Plan	3,350	$5.56	Five years	December 28, 2005 EXPIRE December 28, 2010
Silvia Mullens	Employee Plan	3,350	$5.56	Five years	December 28, 2005 EXPIRE December 28, 2010
Gary Granoff	Employee Plan	13,350	$6.12	Five years	December 28, 2005 EXPIRE December 28, 2010
TOTAL		33,800

Compensation Matters

The objectives of Ameritrans' executive compensation program are to establish compensation levels designed to enable Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance stockholder value. The Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and the 1999 Employee Plan Committee, consisting of non-interested directors, will make decisions each year regarding stock option grants. Option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans' executives with the performance of Ameritrans' Common Stock.

Compensation Philosophy

Ameritrans' executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Ameritrans' policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses may be included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interest with those of stockholders.

In executing its compensation policy, Ameritrans seeks to relate compensation with Ameritrans' financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of Ameritrans. While compensation survey data are useful guides for comparative purposes, Ameritrans believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Board of Directors applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with six (6) of our employees.  The Company is required to disclose the terms of the agreements for five (5) of those individuals:

Gary Granoff.  The Company entered into an amended and restated employment agreement with Gary Granoff dated December 31, 2002, for a term of five (5) years commencing July 1, 2003, which replaces the employment agreement by and between the Company and Mr. Granoff dated July 1, 2001.  The agreement automatically renews for a five (5) year term, unless either party gives notice of non-renewal as provided therein.  The agreement provides that Mr. Granoff be paid an annual salary, which presently is $321,500 for the fiscal year ending June 30, 2005, which increases each year the agreement is in effect.  The agreement also provides that Mr. Granoff be paid a yearly bonus, based on his and Ameritrans' performance, an amount of which is determined by the Board of Directors but which may not be less than $15,000 per year for the first five (5) years of the employment agreement.  If renewed, any bonus will be given solely in the Board's discretion.  The agreement also provides for compensation to Mr. Granoff if he is terminated prior to the expiration of his employment term, the amount of which varies depending upon the nature of his termination.  If, for instance, Mr. Granoff is terminated without cause (as defined in the agreement) he is entitled to a lump-sum payment in an amount equal to (i) his salary, as in effect at the time of termination, through the date of termination and an amount equal to his salary multiplied by the number of years remaining under the agreement, and (ii) an amount equal to all of the consulting fees payable under the terms of Mr. Granoff's consulting agreement with Ameritrans, as discussed below.  The employment agreement also provides for confidentiality and for non-competition, and non-solicitation during the term of the agreement and for one (1) year thereafter.

In conjunction with the employment agreement, the Company entered into an amended and restated consulting agreement with Mr. Granoff, which replaces the consulting agreement by and between the Company and Mr. Granoff dated as of July 1, 2001.  The consulting agreement does not become effective and does not commence unless and until the employment agreement is terminated due to (i) Mr. Granoff's voluntary resignation from the Company or (ii) a notice of non-renewal of the employment agreement from either the Company or the Consultant.  Upon the effectiveness of the consulting agreement Mr. Granoff shall be paid as a consultant at a rate equal to 1/2 the monthly salary in effect at the time the employment agreement is terminated plus any bonus received, if any, for that employment year and other benefits.  The agreement also provides for confidentiality and non-competition for the term of the agreement, and non-solicitation during the term of the agreement and for one (1) year thereafter.

Ellen Walker.  The Company entered into an amended and restated employment agreement dated February 21, 2006, with Ellen Walker which replaces the employment agreement between the Company and Ms. Walker dated October 1, 2001.  The agreement automatically renews for an additional five (5) year term on July 1, 2011, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that Ms. Walker be paid an annual base salary, of $140,525 for the twelve months ending July 1, 2007, and increases five percent (5%) each year the agreement is in effect.  In fiscal year ended June 30, 2005, Ms. Walker received a payment in the gross amount of $3,569 for compensation due her not paid in the prior fiscal year due to an error.  The agreement also provides that Ms. Walker will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company's performance.  The agreement provides for compensation to Ms. Walker if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  If, for instance, Ms. Walker terminates the employment agreement for good reason (as defined in the agreement) she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.

Silvia M. Mullens.  The Company entered into an employment agreement with Ms. Mullens for a term of five years dated as of January 1, 2002.  The agreement automatically renews for another five-year term unless either party terminates prior to renewal.  The agreement provides that Ms. Mullens is paid an annual salary which presently is $106,180 for calendar year 2005, which increases five percent (5%) each year the agreement is in effect.  The agreement also provides that Ms. Mullens will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company's performance.  Ms. Mullens was paid a bonus of $20,000 during the fiscal year ended June 30, 2005.  The agreement provides for compensation to Ms. Mullens if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  If, for instance, Ms. Mullens terminates the employment agreement for good reason (as defined in the agreement), she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one-half (2 1/2) years, whichever is greater.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one year thereafter.

Lee Forlenza.  The Company entered into an amended and restated employment agreement with Lee Forlenza for a five (5) year term commencing as of July 1, 2006, which replaces the employment agreements between the Company and Mr. Forlenza dated July 1, 2003 and October 1, 2001.  The agreement automatically renews for a five (5) year term, unless either party gives notice of non-renewal prior to the expiration of the initial term.  The agreement provides that Mr. Forlenza is paid an annual salary, of $87,800 for the twelve months ending July 1, 2007, and increases four percent (4%) each year the agreement is in effect.  The agreement also provides that Mr. Forlenza will be paid a yearly bonus based on his and the Company's performance, an amount of which is determined by the Board of Directors but which may not be less than $10,000 for the first five (5) years of the employment agreement.  If the employment agreement is renewed, any bonus after the initial term will be paid solely in the discretion of the Board.  The agreement provides for compensation to Mr. Forlenza if he is terminated prior to the expiration of his employment term, the exact amount of which varies depending upon the nature of the termination.  If Mr. Forlenza terminates the employment agreement for good reason (as defined in the agreement, he is entitled to a lump-sum payment equal to the sum of his salary, as in effect at the time of termination, and an amount equal to his salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater.  The agreement also provides for confidentiality and for non-competition, and for non-solicitation during the term of the agreement and for one (1) year thereafter.

Margaret Chance.  The Company entered into an employment agreement with Ms. Chance for a term of five (5) years dated as of January 1, 2002.  The agreement automatically renews for another five-year term unless either party terminates prior to renewal.  The agreement provides that Ms. Chance is paid an annual salary, which presently is $83,520 for calendar year 2005, which increases four percent (4%) each year the agreement is in effect.  The agreement also provides that Ms. Chance will be paid a yearly bonus, at the discretion of Ameritrans but which shall not be less than $8,500 per year, based on her and the Company's performance.  Ms. Chance was paid a bonus of $15,000 during the fiscal year ended June 30, 2005.  The agreement provides for compensation to Ms. Chance if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  If, for instance, Ms. Chance terminates the employment agreement for good reason (as defined in the agreement), she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one-half (2 1/2) years, whichever is greater.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one year thereafter.

STOCK OPTION PLANS

The descriptions of the 1999 Employee Plan and the Director Plan set forth below are qualified in their entirety by reference to the text of the plans.

1999 EMPLOYEE PLAN

An employee stock option plan (the "1999 Employee Plan") was adopted by the Ameritrans Board of Directors, including a majority of the non-interested directors, and approved by a stockholder vote, in order to link the personal interests of key employees to our long-term financial success and the growth of stockholder value.  An amendment to the 1999 Employee Plan was approved by the shareholders in January 2002.  The amendment increased the number of shares reserved under the plan from 125,000 to 200,000 shares.

The 1999 Employee Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code for the purchase of an aggregate of 200,000 shares (subject to adjustment for stock splits and similar capital changes) of common stock to our employees.  By adopting the 1999 Employee Plan, the Board believes that we will be better able to attract, motivate, and retain as employees people upon whose judgment and special skills our success in large measure depends.  On October 29, 2004, options to purchase an aggregate of 20,450 shares of Common Stock exercisable at $4.50 per share were granted to certain officers of Ameritrans as set forth in Item 12 below.  On the same date, Gary C. Granoff was granted options to purchase 13,350 shares of Common Stock exercisable at $4.95 per share.  All of these options expire on October 29, 2009. On May 27, 2005, options to purchase an aggregate of 70,000 shares of Common Stock exercisable at $8.88 per share were cancelled pursuant to a unanimous written consent of the Board and consent of each option holder.  On December 28, 2005, options to purchase an aggregate of 20,450 shares of Common Stock exercisable at $5.56 per share were granted to certain officers of the Company as set forth in Item 12 below.  On the same date, Gary C. Granoff was granted options to purchase 13,350 shares of Common Stock exercisable at $6.12 per share.  These options expire on December 12, 2010.  As of March 1, 2006, options to purchase an aggregate of 67,600 shares of Common Stock were outstanding, and 132,400 shares of Common Stock were available for future award under the 1999 Employee Plan.

The 1999 Employee Plan is administered by the 1999 Employee Plan Committee of the Board of Directors, which is comprised solely of non-employee directors (who are "outside directors" within the meaning of Section 152(m) of the Internal Revenue Code and "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act")).  The committee can make such rules and regulations and establish such procedures for the administration of the 1999 Employee Plan as it deems appropriate.

NON-EMPLOYEE DIRECTOR PLAN

A stock option plan for non-employee directors (the "Director Plan") was adopted by the Ameritrans Board of Directors and approved by a stockholder vote, in order to link the personal interests of non-employee directors to our long-term financial success and the growth of stockholder value.  The Director Plan is substantially identical to, and the successor to, a non-employee director stock option plan adopted by the Board of Directors of Elk and approved by its stockholders in September 1998 (the "Elk Director Plan").  Ameritrans and Elk submitted an application for, and received on August 31, 1999, an exemptive order relating to these plans from the SEC.  The Director Plan was amended by the Board of Directors on November 14, 2001 and approved by the shareholders at the Annual Meeting on January 18, 2002.  The amendment is still subject to the approval of the Securities and Exchange Commission.  The amendment (i) increases the number of shares reserved under the plan from 75,000 to 125,000 and (ii) authorizes the automatic grant of an option to purchase up to 1,000 shares at the market value at the date of grant to each eligible director who is re-elected to the Board of Directors.

The Director Plan provides for the automatic grant of options to directors who are not employees, officers or interested persons of the Company (an "Eligible Director") who are elected and serve one year on the Board of Directors.  By adopting the Director Plan, the Board believes that the Company will be better able to attract, motivate, and retain as directors people upon whose judgment and special skills our success in large measure depends.  The goal, policy, and purpose of the Director Plan is to attract, motivate and retain as directors, individuals upon whose judgment and special skills the Company’s success depends.  As such, the Director Plan, in an effort to retain these individuals serving on the Board, allows for automatic grants of new options under the Plan, upon expiration of the initial five (5) year term.  Upon expiration of these options, and with approval of the Board, new options may be automatically granted to the Directors, with an exercise price equal to the last sales price as of the close of business on date of expiration.

The total number of shares for which options may be granted from time to time under the Director Plan is 75,000 shares, which will be increased to 125,000 shares upon SEC approval of the Amended Director Plan.  As of February 1, 2006, options to purchase an aggregate of 36,937 shares were outstanding and 38,063 were available for future award.  On August 31, 2004, options to purchase an aggregate of 11,112 shares of common stock, exercisable at $9.00 per share expired.  Pursuant to the automatic grant provisions of the Director Plan, on the same date the options expired, options to purchase an aggregate of 20,040 shares of Common Stock exercisable at $4.99 per share were granted.  On January 12, 2005, options to purchase an aggregate of 11,112 shares of Common Stock, exercisable at $9.00 per share expired.  On the same date, options to purchase an aggregate of 16,000 shares of Common Stock exercisable at $6.25 per share were granted pursuant to the automatic grant provisions of the Director Plan. On January 16, 2006, 10,020 options were cancelled because a Director resigned and opted not to exercise.   The Director Plan is administered by a committee of directors who are not eligible to participate in the Director Plan.

SIMPLIFIED EMPLOYEE PENSION PLAN

In 1996, Elk adopted a simplified employee pension plan covering, at present, all eligible employees of the Company.  Contributions to the plan are made pursuant to certain employment agreements and at the discretion of the Board of Directors.  During the fiscal year ended June 30, 2005 contributions amounted to $127,376.

GARY C. GRANOFF'S FISCAL 2005 COMPENSATION

The Board of Directors has set Gary C. Granoff's total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Gary C. Granoff, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to Ameritrans' other senior executives.

STOCK PERFORMANCE GRAPH

Although Ameritrans' Common Stock is listed on the Nasdaq Capital Market trading in Ameritrans' Common Stock has been extremely limited, making it difficult to meaningfully compare the performance of Ameritrans' Common Stock to that of other similar companies or a broad market index. Therefore, Ameritrans has not included a stock performance graph.

CERTAIN TRANSACTIONS

Ameritrans and Elk pay legal fees, on a fixed or hourly basis, for loan closing services relating to loans other than New York taxi and radio car loan closings to Granoff, Walker & Forlenza, P.C. ("GWF") whose stockholders are officers and directors of Elk and Ameritrans. Such services related to New York taxi and radio car loans are provided by the officers and employees of Elk.  Elk paid GWF approximately $115,000 in fees during the fiscal year ended June 30, 2005.  Elk generally charges its borrowers loan origination fees to generate income to offset the legal fees paid by Elk for loan closing services.

The Company also rents office space from GWF and shares certain office expenses with GWF.  In November 2003, the Board of Directors approved a new sublease with the law firm to take effect upon the expiration of the prior sublease, May 1, 2004, and to continue through April 20, 2014 and accounts for certain retroactive adjustments per the agreement.  The Company is presently utilizing 37% of the landlord’s space and therefore committed to the minimum 37% utilization factor on all rent, additional rent and electricity charges billed to landlord, and subject to annual increases as per the master lease agreement between the landlord and the law firm.  In the event that more space is utilized, the percentage of the total rent shall be increased accordingly.  In addition, the Company is also obligated to pay for its share of overhead expenses as noted in the agreement, currently a minimum of $3,000 a month.  For the fiscal year ended June 30, 2005, the Company paid $84,226 in rent, $36,000 in shared overhead expense, and $20,664 of other reimbursable shared overhead expense.

During the fiscal year ended June 30, 1998, GWF exercised an option in its lease, at our request, and rented an additional 1,800 square feet of office space contiguous with our offices at a below market rent (the "Additional Space").  In August, 2001, the Company's Board of Directors approved the execution of a formal sublease with the law firm on financial terms and conditions consistent with the prior arrangement for the period July 1, 2001 through April 30, 2004.  The terms for the Additional Space are included in the new sublease with the law firm approved by the Board of Directors in November 2003 to take effect upon the expiration of the prior sublease, May 1, 2004, and to continue through April 20, 2014.  Until we require the Additional Space, the law firm sublets the Additional Space to outside tenants under short-term arrangements. In the event all or a portion of the Additional Space is vacant, Elk's Board of Directors has agreed to reimburse the law firm for the additional rent due. During the year ended 2005, no additional amount was paid in connection with this agreement.

Effective July 1, 2003, the Company entered into a new ten-year sublease for additional office and storage space with an entity in which an officer and shareholder of the Company has an interest.  The new sublease calls for rental payments ranging from $38,500 to $54,776 per annum from the first year ending June 30, 2004 through the year ending June 30, 2013.  The sublease contains a provision that either party may terminate the lease in years seven through ten with six months’ notice.  Rent expense under the lease amounted to $47,576 for the year ended June 30, 2005.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006

The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm to be employed by the Company for the fiscal year ending June 30, 2006, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the SEC or any other authorities at any time.  The employment of such independent registered public accounting firm for such purpose is subject to approval by the shareholders at this meeting.  No member of Rosen Seymour Shapss Martin & Company LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the selection of Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm for the Company for fiscal 2006.

A representative of Rosen Seymour Shapss Martin & Company LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.

The Company's previous independent public accountants were Marcum & Kliegman LLP ("M&K").  Effective June 26, 2003, the Company dismissed M&K as the principal accountants to audit the Company's financial statements.  The decision to dismiss M&K was recommended and approved by the Company's Audit Committee.

The fees for services provided by the independent accountant are as follows:

AUDIT FEES

Fees for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Form 10-Q for the years ended June 30, 2005 and 2004 were $115,400 and $85,100, respectively.

AUDIT-RELATED FEES

Fees for audit related services years ended June 30, 2005 and 2004 were $5,300 and $11,700, respectively.

TAX FEES

Fees for professional services by the accountants for tax compliance, tax advice, and tax planning for the years ended June 30, 2005 and 2004 are $0.

ALL OTHER FEES

Fees for services provided by the accountants, other than the services rendered in the above paragraphs, for the years ended June 30, 2005 and 2004 are $0.

The Board of Directors of the Company recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3

TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $.0001 PAR VALUE

The Board of Directors has adopted, subject to stockholder approval, an amendment to the first paragraph of Article IV of our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 10,000,000 shares from 5,000,000 shares. No changes are proposed to the remainder of Article IV. The text of Article IV, as it is proposed to be amended, is as follows:

"The Corporation shall have authority to issue an aggregate of 11,000,000 shares, of which 10,000,000 shares shall be Common Stock par value $.0001 per share and 1,000,000 shall be Preferred Stock par value $.01 per share."

If approved by the shareholders, the proposed amendment will become effective upon the filing of the Articles of Incorporation with the Delaware Secretary of State, which will occur as soon as reasonably practicable. The Company has no current plans to issue any shares of common stock.  The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock.

Increase in Number of Shares of Common Stock Authorized for Issuance

The purpose of the increase in authorized shares is to provide additional shares of Common Stock that could be issued for corporate purposes without further stockholder approval unless required by applicable law or regulation. We currently expect that reasons for issuing additional shares of Common Stock will include securing additional financing for our operations through the issuance of additional shares or other equity-based securities. Reasons for issuing additional shares of Common Stock also include paying stock dividends or subdividing outstanding shares through stock splits and providing equity incentives to employees, officers or directors. The Board believes that it is in our best interest to have additional shares of Common Stock authorized at this time to alleviate the expense and delay of holding a special meeting of stockholders to authorize additional shares of Common Stock when the need arises.  The issuance of additional shares of common stock, other than through a stock split in the form of a stock dividend, may have a dilutive effect on earnings per share and, for persons that do not purchase additional shares to maintain their pro rata interest in the Company, on such shareholders’ percentage voting power.

We have no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors does not intend to issue any common stock except on terms that the Board of Directors deems to be in the best interests of the Company and its then existing shareholders. Any future issuance of common stock will be subject to the rights of holders of outstanding shares of Preferred Stock that the Company may issue in the future.

Ratification by Shareholders of the Proposed Amendment

Approval of the proposed amendment to the Company's articles of incorporation will require the affirmative vote of the holders of a majority of the total number of the issued and outstanding shares of our common stock. Upon approval by our shareholders, the proposed amendment will become effective upon filing of articles of amendment with the Delaware Secretary of State, which will occur as soon as practicable following the meeting. In the event that the proposed amendment is not approved by our shareholders at the meeting, the current articles of incorporation will remain in effect.

The Board of Directors of the Company recommends a vote FOR Proposal No. 3.

PROPOSAL NO. 4

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans' directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act.  Representatives of the Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Deadline for Submission of Shareholder Proposals

Proposals of shareholders intended to be presented at next year's Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than October 1, 2006, for inclusion in the proxy statement for that meeting.  Submissions received after that date will be considered untimely.  Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Requests for Financial Statements

Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2005, and for the six-months ended December 31, 2005, to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans toll free at (800) 214-1047.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2005 with the SEC on September 28, 2005.  Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words "believe," "anticipate," "plan," "expect," "seek," "estimate," and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Annual Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Margaret Chance

April 7, 2006

MARGARET CHANCE, Secretary

Footnotes

1 Includes 10,000 shares of Common Stock held by a subsidiary of the Company not entitled to vote.